UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 27, 2016

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER TECHNOLOGIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969
(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

6901 PROFESSIONAL PKWY. EAST, SUITE 200, SARASOTA, FLORIDA	34240
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(941) 556-2601

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 27, 2016, Roper Technologies, Inc. (the “Company”) completed its previously announced acquisition of Project Diamond Holdings Corporation (“PDHC”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of December 6, 2016, with Project Diamond Holdings Corporation, Dash I, Inc. and Thoma Bravo, LLC as representative of the stockholders of PDHC and holders of outstanding options to acquire common stock of PDHC.

The Merger Agreement is more fully described in the Company’s current report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 6, 2016, which is incorporated herein by reference. As disclosed in the Company’s press release dated December 28, 2016, the Company used the proceeds from the sale of its $500 million aggregate principal amount of 2.800% Senior Notes due 2012 and its $700 million aggregate principal amount of 3.800% Senior Notes due 2026, along with borrowings under its 2016 credit facility and cash on hand to consummate the acquisition.

Item 7.01 Other Events.

On December 28, 2016, the Company issued a press release announcing the completion of its acquisition of PDHC, which is furnished as Exhibit 99.1 to this current report on Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

99.1        Press Release of the Company dated December 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROPER TECHNOLOGIES, INC.

Date: January 9, 2017

	By:	/s/ John Stipancich
John Stipancich
Vice President, General Counsel & Corporate Secretary